EX-99.B-10.b

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference in this Registration Statement of JNLNY Separate Account I on Form N-4 to our report dated February 19, 1999, relating to the financial statements of Jackson National Life Insurance Company of New York for the year ended December 31, 1998, which appear in such Registration Statement.



PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 19, 2001